Filed Pursuant to Rule 424(b)(2)
Registration No. 333-126811
February 23, 2007

Pricing Supplement

(To the Prospectus dated September 21, 2005 and

Prospectus Supplement dated November 1, 2006)

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•       Issuer: Barclays Bank PLC

•       Issue date: February 28, 2007

•       Initial valuation date: February 23, 2007

•       Final valuation date: August 23, 2007

•       Maturity date: August 28, 2007

•       Final price: Closing price of the linked share on the final valuation date.

•       Protection price: The protection level multiplied by the initial price.

•       Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•       Initial public offering price: 100%

•       Tax allocation of coupon rate:

Deposit income[*]: 5.17%

Put premium: The coupon rate minus the deposit

income.

•       Business day convention: Modified following.

•       Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Is0suer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Arch Coal, Inc.	$33.58	PS-6	ACI	$1,500,000	13.75%	80.00%	98.50%	$1,477,500	1.50%	$22,500.00	E-322	06738CYP8 / US06738CYP84
Alcan Inc.	$54.51	PS-7	AL	$1,500,000	12.00%	85.00%	98.50%	$1,477,500	1.50%	$22,500.00	E-323	06738CYQ6 / US06738CYQ67
Allegheny Technologies Incorporated	$107.81	PS-9	ATI	$1,500,000	11.75%	75.00%	98.50%	$1,477,500	1.50%	$22,500.00	E-324	06738CYR4 / US06738CYR41
Sotheby’s Holdings, Inc.	$40.24	PS-11	BID	$1,500,000	11.25%	80.00%	98.50%	$1,477,500	1.50%	$22,500.00	E-325	06738CYS2 / US06738CYS24
Peabody Energy Corporation	$44.44	PS-12	BTU	$2,000,000	13.00%	80.00%	98.50%	$1,970,000	1.50%	$30,000.00	E-326	06738CYT0 / US06738CYT07
Circuit City Stores, Inc.	$20.39	PS-13	CC	$2,000,000	14.00%	80.00%	98.50%	$1,970,000	1.50%	$30,000.00	E-327	06738CYU7 / US06738CYU79
Chiquita Brands International, Inc.	$14.85	PS-15	CQB	$1,500,000	10.00%	80.00%	98.50%	$1,477,500	1.50%	$22,500.00	E-329	06738CYW3 / US06738CYW36
Gol Intelligent Airlines Inc.	$30.70	PS-16	GOL	$1,000,000	14.25%	80.00%	98.50%	$985,000	1.50%	$15,000.00	E-330	06738CYX1 / US06738CYX19
The Goodyear Tire & Rubber Company	$26.12	PS-17	GT	$1,500,000	14.00%	80.00%	98.50%	$1,477,500	1.50%	$22,500.00	E-331	06738CYY9 / US06738CYY91
INTERCONTINENTAL EXCHANGE, INC.	$161.94	PS-19	ICE	$1,500,000	14.50%	75.00%	98.50%	$1,477,500	1.50%	$22,500.00	E-332	06738CYZ6 / US06738CYZ66
Lam Research Corporation	$45.79	PS-20	LRCX	$1,000,000	14.50%	80.00%	98.50%	$985,000	1.50%	$15,000.00	E-333	06738CZA0 / US06738CZA07
LSI Logic Corporation	$9.77	PS-21	LSI	$1,000,000	12.00%	80.00%	98.50%	$985,000	1.50%	$15,000.00	E-334	06738CZB8 / US06738CZB89
Lawson Software, Inc.	$8.47	PS-23	LWSN	$1,000,000	10.00%	80.00%	98.50%	$985,000	1.50%	$15,000.00	E-335	06738CZC6 / US06738CZC62
NASDAQ Stock Market Inc	$32.31	PS-25	NDAQ	$7,000,000	15.00%	80.00%	98.50%	$6,895,000	1.50%	$105,000.00	E-336	06738CZD4 / US06738CZD46
Nuance Communications Inc	$15.07	PS-26	NUAN	$1,000,000	14.25%	80.00%	98.50%	$985,000	1.50%	$15,000.00	E-337	06738CZE2 / US06738CZE29
NYSE Group, Inc.	$91.35	PS-27	NYX	$2,000,000	14.75%	80.00%	98.50%	$1,970,000	1.50%	$30,000.00	E-338	06738CZF9 / US06738CZF93
Sepracor Inc.	$53.86	PS-28	SEPR	$1,500,000	11.00%	80.00%	98.50%	$1,477,500	1.50%	$22,500.00	E-339	06738CZG7 / US06738CZG76
SIRF TECHNOLOGY HOLDINGS, INC.	$32.83	PS-29	SIRF	$2,000,000	15.25%	70.00%	98.50%	$1,970,000	1.50%	$30,000.00	E-340	06738CZH5 / US06738CZH59
Terex Corporation	$71.02	PS-30	TEX	$1,000,000	13.00%	80.00%	98.50%	$985,000	1.50%	$15,000.00	E-341	06738CZJ1 / US06738CZJ16
Titanium Metals Corporation	$38.03	PS-31	TIE	$1,000,000	14.50%	80.00%	98.50%	$985,000	1.50%	$15,000.00	E-342	06738CZK8 / US06738CZK88
UAL Corporation	$42.74	PS-32	UAUA	$1,000,000	12.50%	75.00%	98.50%	$985,000	1.50%	$15,000.00	E-343	06738CZL6 / US06738CZL61

*	[Annualized Rate]
**	[Broker-dealers placing orders for an aggregate principal amount of $1,000,000 or more per Note offering will be entitled to a discount of [•]% of the principal amount.]

See “Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;
•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;
•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and
•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

SUPPLEMENTAL PLAN OF DISTRIBUTION

If indicated on the cover of this pricing supplement, broker-dealers placing orders for an aggregate principal amount of $1,000,000 or more per Note offering may be entitled to a larger discount or commission.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer

and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. From mines located in both the eastern and western United States, the Company mines, processes and markets bituminous and sub-bituminous coal with a low sulfur content. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. At December 31, 2005, the Company operated 21 active mines and controlled approximately 3.1 billion tons of proven and probable coal reserves.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$15.60	$6.50	$14.99
June 29, 2001	$19.13	$10.60	$12.94
September 28, 2001	$13.75	$7.03	$7.80
December 31, 2001	$11.91	$7.67	$11.35
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
February 23, 2007*	$33.79	$27.18	$33.58

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $33.58

Protection level: 80.00%

Protection price: $26.86

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.779631

Coupon: 13.75% per annum

Maturity: August 28, 2007

Dividend yield: 0.66% per annum

Coupon amount per monthly: $11.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+100%		6.875%	100.33%
+90%		6.875%	90.33%
+80%		6.875%	80.33%
+70%		6.875%	70.33%
+60%		6.875%	60.33%
+50%		6.875%	50.33%
+40%		6.875%	40.33%
+30%		6.875%	30.33%
+20%		6.875%	20.33%
+10%		6.875%	10.33%
+5%		6.875%	5.33%

0%		6.875%	0.33%

		Protection Price Ever Breached?
	NO	YES
-5%	6.875%	1.88%	-4.67%
-10%	6.875%	-3.13%	-9.67%
-20%	6.875%	-13.13%	-19.67%
-30%	N/A	-23.13%	-29.67%
-40%	N/A	-33.13%	-39.67%
-50%	N/A	-43.13%	-49.67%
-60%	N/A	-53.13%	-59.67%
-70%	N/A	-63.13%	-69.67%
-80%	N/A	-73.13%	-79.67%
-90%	N/A	-83.13%	-89.67%
-100%	N/A	-93.13%	-99.67%

Alcan Inc.

According to publicly available information, Alcan Inc. (the “Company”) is the parent company of an international group involved in many aspects of the aluminum, engineered products and packaging industries. The Company operates through four business groups: Bauxite and Alumina, Primary Metal, Engineered Products and Packaging. Bauxite and Alumina, headquartered in Montreal, Canada, comprises Alcan’s worldwide activities related to bauxite mining and refining into smelter-grade and specialty aluminas, owning, operating or having interests in six bauxite mines and deposits in five countries, five smelter-grade alumina plants in four countries and six specialty alumina plants in three countries and providing engineering and technology services. Primary Metal, also headquartered in Montreal, comprises smelting operations, power generation, production of primary value-added ingot, manufacturing of smelter anodes and aluminum fluoride, smelter technology and equipment sales, engineering services and trading operations for aluminum, operating or having interests in 22 smelters in 11 countries, power facilities in four countries and 11 technology and equipment sales centres and engineering operations in nine countries. Engineered Products, headquartered in Paris, France, produces engineered and fabricated aluminum products including rolled, extruded and cast aluminum products, engineered shaped products and structures, including cable, wire, rod, as well as composite materials such as aluminum-plastic, fibre reinforced plastic and foam-plastic in 52 plants located in 11 countries. Packaging, also headquartered in Paris, consists of Alcan’s worldwide food, pharmaceutical and medical, beauty and personal care, and tobacco packaging businesses operating 150 plants in 30 countries.

The linked share’s SEC file number is 1-3677.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$35.73	$28.62	$32.20
June 29, 2001	$43.60	$31.62	$37.58
September 28, 2001	$39.58	$25.04	$26.83
December 31, 2001	$34.08	$25.62	$32.13
March 29, 2002	$37.54	$30.50	$35.44
June 28, 2002	$35.90	$31.19	$33.56
September 30, 2002	$33.79	$21.22	$22.07
December 31, 2002	$29.15	$20.70	$26.40
March 31, 2003	$28.70	$23.48	$24.95
June 30, 2003	$29.50	$24.24	$27.98
September 30, 2003	$35.62	$26.54	$34.22
December 31, 2003	$43.24	$34.26	$41.99
March 31, 2004	$44.11	$36.10	$40.06
June 30, 2004	$42.06	$32.93	$37.03
September 30, 2004	$42.87	$34.05	$42.75
December 31, 2004	$47.09	$40.91	$43.86
March 31, 2005	$44.23	$35.75	$37.92
June 30, 2005	$39.13	$28.75	$30.00
September 30, 2005	$36.78	$29.17	$31.73
December 30, 2005	$41.91	$29.49	$40.95
March 31, 2006	$51.42	$40.66	$45.73
June 30, 2006	$59.20	$41.56	$46.94
September 29, 2006	$48.50	$37.48	$39.87
December 29, 2006	$51.31	$38.32	$48.74
February 23, 2007*	$55.45	$44.25	$54.51

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AL

Initial price: $54.51

Protection level: 85.00%

Protection price: $46.33

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.345258

Coupon: 12.00% per annum

Maturity: August 28, 2007

Dividend yield: 1.38% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.000%	100.69%
+90%	6.000%	90.69%
+80%	6.000%	80.69%
+70%	6.000%	70.69%
+60%	6.000%	60.69%
+50%	6.000%	50.69%
+40%	6.000%	40.69%
+30%	6.000%	30.69%
+20%	6.000%	20.69%
+10%	6.000%	10.69%
+5%	6.000%	5.69%

0%	6.000%	0.69%

	Protection Price Ever Breached?
	NO	YES
-5%	6.000%	1.00%	-4.31%
-10%	6.000%	-4.00%	-9.31%
-20%	N/A	-14.00%	-19.31%
-30%	N/A	-24.00%	-29.31%
-40%	N/A	-34.00%	-39.31%
-50%	N/A	-44.00%	-49.31%
-60%	N/A	-54.00%	-59.31%
-70%	N/A	-64.00%	-69.31%
-80%	N/A	-74.00%	-79.31%
-90%	N/A	-84.00%	-89.31%
-100%	N/A	-94.00%	-99.31%

Allegheny Technologies Incorporated

According to publicly available information, Allegheny Technologies Incorporated (the “Company”) uses innovative technologies to produce a wide range of specialty metals for global markets. The Company’s specialty metals are produced in a variety of alloys and forms, including sheet, strip, plate, slab, ingot, billet, bar, rod, wire, seamless tubing, and shapes, and are selected for use in environments that demand metals having exceptional hardness, toughness, strength, resistance to heat, corrosion or abrasion, or a combination of these characteristics. The Company offers a broad selection of grades, sizes and finishes of these products that are designed to meet international specifications. The Company’s wide array of alloys and product forms provides customers with choices from which to select the optimum alloy for their application. The Company provides technical support for material selection. Major end markets of the Company’s products include aerospace, defense, chemical processing, oil and gas, electrical energy, construction and mining, automotive, food processing equipment and appliances, machine and cutting tools, transportation and medical industries.

The Company is a Delaware corporation with its principal executive offices located at 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

The linked share’s SEC file number is 001-12001.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$19.00	$13.19	$17.41
June 29, 2001	$21.07	$16.40	$18.09
September 28, 2001	$19.80	$12.55	$13.33
December 31, 2001	$17.01	$12.50	$16.75
March 29, 2002	$17.10	$14.72	$16.54
June 28, 2002	$19.10	$15.08	$15.80
September 30, 2002	$15.86	$6.20	$6.92
December 31, 2002	$7.66	$5.21	$6.23
March 31, 2003	$6.85	$2.10	$2.90
June 30, 2003	$7.54	$2.88	$6.60
September 30, 2003	$8.23	$6.30	$6.55
December 31, 2003	$13.90	$6.55	$13.22
March 31, 2004	$13.94	$8.64	$12.10
June 30, 2004	$18.40	$9.17	$18.05
September 30, 2004	$20.50	$16.53	$18.25
December 31, 2004	$23.48	$14.22	$21.67
March 31, 2005	$26.33	$17.30	$24.11
June 30, 2005	$26.39	$19.21	$22.06
September 30, 2005	$31.38	$21.65	$30.98
December 30, 2005	$36.66	$26.12	$36.08
March 31, 2006	$62.23	$35.48	$61.18
June 30, 2006	$87.50	$54.80	$69.24
September 29, 2006	$70.38	$55.00	$62.19
December 29, 2006	$98.65	$59.84	$90.68
February 23, 2007*	$110.00	$85.10	$107.81

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ATI

Initial price: $107.81

Protection level: 75.00%

Protection price: $80.86

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.275577

Coupon: 11.75% per annum

Maturity: August 28, 2007

Dividend yield: 0.40% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.875%	100.20%
+90%	5.875%	90.20%
+80%	5.875%	80.20%
+70%	5.875%	70.20%
+60%	5.875%	60.20%
+50%	5.875%	50.20%
+40%	5.875%	40.20%
+30%	5.875%	30.20%
+20%	5.875%	20.20%
+10%	5.875%	10.20%
+5%	5.875%	5.20%

0%	5.875%	0.20%

	Protection Price Ever Breached?
	NO	YES
-5%	5.875%	0.87%	-4.80%
-10%	5.875%	-4.13%	-9.80%
-20%	5.875%	-14.13%	-19.80%
-30%	N/A	-24.13%	-29.80%
-40%	N/A	-34.13%	-39.80%
-50%	N/A	-44.13%	-49.80%
-60%	N/A	-54.13%	-59.80%
-70%	N/A	-64.13%	-69.80%
-80%	N/A	-74.13%	-79.80%
-90%	N/A	-84.13%	-89.80%
-100%	N/A	-94.13%	-99.80%

Sotheby’s Holdings Inc.

According to publicly available information, Sotheby’s Holdings, Inc. (the “Company”) is an auctioneer of authenticated fine art, decorative arts and collectibles. The Company’s business consists of two segments: Auction and Finance. The Company offers property through its worldwide Auction segment in approximately 70 collecting categories, among them fine art, decorative arts, jewelry and collectibles. In addition to auctioneering, the Auction segment is engaged in a number of related activities, including the purchase and resale of art and other collectibles and the brokering of private purchases and sales of art, jewelry and collectibles. The Company also conducts art-related financing activities through its Finance segment and is engaged, to a lesser extent, in licensing activities.

The Linked Share’s SEC file number is 1-9750.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$27.69	$17.87	$18.37
June 29, 2001	$20.10	$16.13	$16.13
September 28, 2001	$18.15	$10.46	$11.99
December 31, 2001	$17.81	$11.46	$16.61
March 29, 2002	$17.40	$12.79	$16.05
June 28, 2002	$15.95	$13.02	$14.25
September 30, 2002	$14.47	$6.88	$7.00
December 31, 2002	$9.70	$6.30	$9.00
March 31, 2003	$9.60	$7.80	$9.18
June 30, 2003	$9.55	$6.42	$7.44
September 30, 2003	$12.15	$7.30	$10.82
December 31, 2003	$14.24	$10.08	$13.66
March 31, 2004	$15.93	$12.17	$12.85
June 30, 2004	$16.58	$12.69	$15.96
September 30, 2004	$17.23	$14.13	$15.72
December 31, 2004	$19.24	$15.10	$18.16
March 31, 2005	$18.68	$15.20	$16.96
June 30, 2005	$18.10	$13.47	$13.70
September 30, 2005	$18.30	$13.65	$16.72
December 30, 2005	$19.44	$15.01	$18.36
March 31, 2006	$29.30	$18.18	$29.04
June 30, 2006	$33.84	$22.78	$26.25
September 29, 2006	$32.92	$25.08	$32.24
December 29, 2006	$38.64	$29.81	$31.02
February 23, 2007*	$40.50	$30.23	$40.24

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BID

Initial price: $40.24

Protection level: 80.00%

Protection price: $32.19

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.850895

Coupon: 11.25% per annum

Maturity: August 28, 2007

Dividend yield: 0.50% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.625%	100.25%
+90%	5.625%	90.25%
+80%	5.625%	80.25%
+70%	5.625%	70.25%
+60%	5.625%	60.25%
+50%	5.625%	50.25%
+40%	5.625%	40.25%
+30%	5.625%	30.25%
+20%	5.625%	20.25%
+10%	5.625%	10.25%
+5%	5.625%	5.25%

0%	5.625%	0.25%

	Protection Price Ever Breached?
	NO	YES
-5%	5.625%	0.63%	-4.75%
-10%	5.625%	-4.38%	-9.75%
-20%	5.625%	-14.38%	-19.75%
-30%	N/A	-24.38%	-29.75%
-40%	N/A	-34.38%	-39.75%
-50%	N/A	-44.38%	-49.75%
-60%	N/A	-54.38%	-59.75%
-70%	N/A	-64.38%	-69.75%
-80%	N/A	-74.38%	-79.75%
-90%	N/A	-84.38%	-89.75%
-100%	N/A	-94.38%	-99.75%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is a private-sector coal mining company. During the year ended December 31, 2005, the Company sold 239.9 million tons of coal. During this period, it sold coal to over 350 electricity generating and industrial plants in 15 countries. Its coal products fuel approximately 10% of all U.S. electricity generation and 3% of worldwide electricity generation. In addition to its mining operations, the Company markets, brokers and trades coal. Its total tons traded were 36.2 million for the year ending December 31, 2005. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, transportation services, and, more recently, BTU conversion.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 29, 2001	$9.50	$6.50	$8.19
September 28, 2001	$8.00	$5.55	$6.03
December 31, 2001	$8.00	$5.78	$7.05
March 29, 2002	$7.51	$5.81	$7.24
June 28, 2002	$7.69	$6.54	$7.08
September 30, 2002	$7.07	$4.38	$6.38
December 31, 2002	$7.32	$5.66	$7.31
March 31, 2003	$7.40	$6.13	$6.97
June 30, 2003	$8.78	$6.68	$8.40
September 30, 2003	$8.41	$7.15	$7.84
December 31, 2003	$10.75	$7.84	$10.43
March 31, 2004	$12.65	$9.11	$11.63
June 30, 2004	$14.00	$10.44	$14.00
September 30, 2004	$15.11	$12.69	$14.88
December 31, 2004	$21.70	$13.51	$20.23
March 31, 2005	$25.45	$18.37	$23.18
June 30, 2005	$28.23	$19.68	$26.02
September 30, 2005	$43.01	$26.01	$42.18
December 30, 2005	$43.47	$35.35	$41.21
March 31, 2006	$52.50	$41.24	$50.41
June 30, 2006	$76.29	$46.82	$55.75
September 29, 2006	$59.81	$32.95	$36.78
December 29, 2006	$48.59	$34.05	$40.41
February 23, 2007*	$44.60	$36.20	$44.44

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $44.44

Protection level: 80.00%

Protection price: $35.55

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.502250

Coupon: 13.00% per annum

Maturity: August 28, 2007

Dividend yield: 0.54% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity
		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	6.500%		100.27%
+	90%	6.500%		90.27%
+	80%	6.500%		80.27%
+	70%	6.500%		70.27%
+	60%	6.500%		60.27%
+	50%	6.500%		50.27%
+	40%	6.500%		40.27%
+	30%	6.500%		30.27%
+	20%	6.500%		20.27%
+	10%	6.500%		10.27%
+	5%	6.500%		5.27%

	0%	6.500%		0.27%

		Protection Price Ever Breached?
		NO	YES
-	5%	6.500%	1.50%	-4.73%
-	10%	6.500%	-3.50%	-9.73%
-	20%	6.500%	-13.50%	-19.73%
-	30%	N/A	-23.50%	-29.73%
-	40%	N/A	-33.50%	-39.73%
-	50%	N/A	-43.50%	-49.73%
-	60%	N/A	-53.50%	-59.73%
-	70%	N/A	-63.50%	-69.73%
-	80%	N/A	-73.50%	-79.73%
-	90%	N/A	-83.50%	-89.73%
-	100%	N/A	-93.50%	-99.73%

Circuit City Stores, Inc.

According to publicly available information, Circuit City Stores, Inc. (the “Company”) is a specialty retailer of consumer electronics, home office products, entertainment software, and related services. The Company has two reportable segments: its domestic segment and its international segment. The domestic segment is primarily engaged in the business of selling brand-name consumer electronics, personal computers, entertainment software, and related services in Circuit City stores in the United States and via the Web at www.circuitcity.com. At February 28, 2006, the company’s domestic segment operated 626 Superstores and 5 other stores in 158 U.S. media markets. The international segment, which is comprised of the operations of InterTAN, Inc., is primarily engaged in the business of selling private-label and brand-name consumer electronics products in Canada. At February 28, 2006, the international segment conducted business through 954 retail stores and dealer outlets, which consisted of 540 company-owned stores, 300 dealer outlets, 93 Rogers Plus® stores and 21 Battery Plus® stores. As a result of ongoing litigation with RadioShack Corporation, the international segment re-branded most of its company-owned stores and dealer outlets to The Source By Circuit CitySM during fiscal 2006. The international segment operates a Web site at www.thesource.ca. The Company was incorporated under the laws of the Commonwealth of Virginia in 1949. Its corporate headquarters are located at 9950 Mayland Drive, Richmond, Virginia.

The linked share’s SEC file number is 1-5767.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$13.21	$6.87	$7.04
June 29, 2001	$11.95	$7.22	$11.95
September 28, 2001	$13.45	$6.34	$7.97
December 31, 2001	$17.70	$7.48	$17.23
March 29, 2002	$20.58	$10.68	$11.98
June 28, 2002	$16.33	$11.29	$12.45
September 30, 2002	$12.62	$8.40	$10.06
December 31, 2002	$10.68	$6.96	$7.42
March 31, 2003	$7.90	$4.11	$5.20
June 30, 2003	$9.13	$4.94	$8.80
September 30, 2003	$11.41	$8.59	$9.53
December 31, 2003	$13.20	$9.25	$10.13
March 31, 2004	$12.09	$8.69	$11.30
June 30, 2004	$13.35	$10.32	$12.95
September 30, 2004	$15.60	$11.90	$15.34
December 31, 2004	$17.87	$14.24	$15.64
March 31, 2005	$17.24	$13.40	$16.05
June 30, 2005	$17.85	$15.05	$17.29
September 30, 2005	$18.70	$15.36	$17.16
December 30, 2005	$23.12	$16.16	$22.59
March 31, 2006	$26.01	$22.41	$24.48
June 30, 2006	$31.54	$23.00	$27.22
September 29, 2006	$27.42	$22.19	$25.11
December 29, 2006	$29.31	$18.25	$18.98
February 23, 2007*	$22.02	$18.95	$20.39

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CC

Initial price: $20.39

Protection level: 80.00%

Protection price: $16.31

Physical delivery amount: 49 ($1,000/Initial price)

Fractional shares: 0.043649

Coupon: 14.00% per annum

Maturity: August 28, 2007

Dividend yield: 0.56% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+	100%	7.000%	100.28%
+	90%	7.000%	90.28%
+	80%	7.000%	80.28%
+	70%	7.000%	70.28%
+	60%	7.000%	60.28%
+	50%	7.000%	50.28%
+	40%	7.000%	40.28%
+	30%	7.000%	30.28%
+	20%	7.000%	20.28%
+	10%	7.000%	10.28%
+	5%	7.000%	5.28%

	0%	7.000%		0.28%
		Protection Price Ever Breached?

		NO	YES
—	5%	7.000%	2.00%	-4.72%
—	10%	7.000%	-3.00%	-9.72%
—	20%	7.000%	-13.00%	-19.72%
—	30%	N/A	-23.00%	-29.72%
—	40%	N/A	-33.00%	-39.72%
—	50%	N/A	-43.00%	-49.72%
—	60%	N/A	-53.00%	-59.72%
—	70%	N/A	-63.00%	-69.72%
—	80%	N/A	-73.00%	-79.72%
—	90%	N/A	-83.00%	-89.72%
—	100%	N/A	-93.00%	-99.72%

Chiquita Brands International, Inc.

According to publicly available information, Chiquita Brands International, Inc. (“the Company”) and its subsidiaries operate as an international marketer and distributor of bananas and other fresh produce sold under the “Chiquita” and other brand names in approximately 70 countries and packaged salads sold under the “Fresh Express” brand primarily in the United States. The Company also distributes and markets fresh-cut fruit and other branded, value-added fruit products. The Company produces approximately 30% of the bananas it markets on its own farms, and purchases the remainder of the bananas, all of the lettuce and substantially all of the other fresh produce from third-party suppliers throughout the world.

The linked share’s SEC file number is 1-1550.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	$17.05	$14.25	$16.50
June 28, 2002	$18.85	$15.40	$17.91
September 30, 2002	$17.91	$13.10	$15.45
December 31, 2002	$15.55	$10.49	$13.26
March 31, 2003	$15.60	$8.60	$10.97
June 30, 2003	$15.65	$10.80	$14.50
September 30, 2003	$19.12	$14.29	$17.70
December 31, 2003	$22.90	$17.40	$22.53
March 31, 2004	$24.40	$19.33	$20.85
June 30, 2004	$21.44	$15.60	$20.92
September 30, 2004	$21.06	$17.16	$17.41
December 31, 2004	$22.28	$16.50	$22.06
March 31, 2005	$27.75	$20.32	$26.78
June 30, 2005	$30.49	$23.17	$27.46
September 30, 2005	$31.05	$23.91	$27.95
December 30, 2005	$28.00	$19.25	$20.01
March 31, 2006	$20.63	$16.62	$16.77
June 30, 2006	$17.05	$12.95	$13.78
September 29, 2006	$17.59	$12.65	$13.38
December 29, 2006	$16.34	$12.52	$15.97
February 23, 2007*	$17.13	$14.78	$14.85

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CQB

Initial price: $14.85

Protection level: 80.00%

Protection price: $11.88

Physical delivery amount: 67 ($1,000/Initial price)

Fractional shares: 0.340067

Coupon: 10.00% per annum

Maturity: August 28, 2007

Dividend yield: 1.35% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	5.000%		100.68%
+90%	5.000%		90.68%
+80%	5.000%		80.68%
+70%	5.000%		70.68%
+60%	5.000%		60.68%
+50%	5.000%		50.68%
+40%	5.000%		40.68%
+30%	5.000%		30.68%
+20%	5.000%		20.68%
+10%	5.000%		10.68%
+5%	5.000%		5.68%

0%	5.000%		0.68%

	Protection Price Ever Breached?
	NO	YES
-5%	5.000%	0.00%	-4.32%
-10%	5.000%	-5.00%	-9.32%
-20%	5.000%	-15.00%	-19.32%
-30%	N/A	-25.00%	-29.32%
-40%	N/A	-35.00%	-39.32%
-50%	N/A	-45.00%	-49.32%
-60%	N/A	-55.00%	-59.32%
-70%	N/A	-65.00%	-69.32%
-80%	N/A	-75.00%	-79.32%
-90%	N/A	-85.00%	-89.32%
-100%	N/A	-95.00%	-99.32%

Gol Intelligent Airlines Inc.

According to publicly available information, Gol Intelligent Airlines Inc. (the “Company”) was formed on March 12, 2004 as a sociedade por ações, a stock corporation duly incorporated under the laws of Brazil with unlimited duration. The Company’s only material assets consist of the shares of Gol, an offshore finance subsidiary, cash and cash equivalents and short-term investments. The Company owns all of Gol’s common and preferred shares, except for five common shares and three Class B preferred shares of Gol that are held by members of Gol’s board of directors for eligibility purposes. The Company is one of the most profitable low-cost airlines in the world and had net revenues of R$2.7 billion and net income of R$513.2 million for the year ended December 31, 2005. The Company is the only low-fare, low-cost airline operating in Brazil providing frequent service on routes connecting all of Brazil’s major cities.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	$9.55	$8.50	$8.50
September 30, 2004	$10.75	$8.20	$10.15
December 31, 2004	$16.75	$9.30	$15.94
March 31, 2005	$17.00	$12.21	$12.57
June 30, 2005	$17.24	$12.18	$15.03
September 30, 2005	$18.27	$14.00	$16.23
December 30, 2005	$29.20	$14.13	$28.21
March 31, 2006	$35.05	$24.00	$26.80
June 30, 2006	$41.20	$26.64	$35.50
September 29, 2006	$37.54	$27.35	$34.35
December 29, 2006	$37.07	$26.71	$28.67
February 23, 2007*	$32.39	$27.15	$30.70

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GOL

Initial price: $30.70

Protection level: 80.00%

Protection price: $24.56

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.573290

Coupon: 14.25% per annum

Maturity: August 28, 2007

Dividend yield: 2.29% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity
	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	7.125%		101.15%
+90%	7.125%		91.15%
+80%	7.125%		81.15%
+70%	7.125%		71.15%
+60%	7.125%		61.15%
+50%	7.125%		51.15%
+40%	7.125%		41.15%
+30%	7.125%		31.15%
+20%	7.125%		21.15%
+10%	7.125%		11.15%
+5%	7.125%		6.15%

0%	7.125%		1.15%

	Protection Price Ever Breached?
	NO	YES
-5%	7.125%	2.13%	-3.85%
-10%	7.125%	-2.88%	-8.85%
-20%	7.125%	-12.88%	-18.85%
-30%	N/A	-22.88%	-28.85%
-40%	N/A	-32.88%	-38.85%
-50%	N/A	-42.88%	-48.85%
-60%	N/A	-52.88%	-58.85%
-70%	N/A	-62.88%	-68.85%
-80%	N/A	-72.88%	-78.85%
-90%	N/A	-82.88%	-88.85%
-100%	N/A	-92.88%	-98.85%

The Goodyear Tire & Rubber Company

According to publicly available information, The Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001.

The Company is one of the world’s leading manufacturers of tires and rubber products, engaging in operations in most regions of the world. Its 2005 net sales were $19.7 billion and its net income for 2005 was $228 million. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,800 tire and auto service center outlets where we offer our products for retail sale and provide automotive repair and other services. The company manufactures its products in more than 100 facilities in 29 countries, and the Company has marketing operations in almost every country around the world. The Company employs approximately 80,000 associates worldwide.

The linked share’s SEC file number is 001-01927

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$27.49	$22.26	$23.85
June 29, 2001	$30.85	$22.26	$28.00
September 28, 2001	$32.10	$17.39	$18.43
December 31, 2001	$25.54	$17.51	$23.81
March 29, 2002	$28.85	$20.75	$25.57
June 28, 2002	$23.96	$18.25	$18.71
September 30, 2002	$18.85	$8.03	$8.89
December 31, 2002	$9.90	$6.51	$6.81
March 31, 2003	$7.33	$3.45	$5.17
June 30, 2003	$7.35	$4.55	$5.25
September 30, 2003	$8.18	$4.84	$6.57
December 31, 2003	$7.94	$6.05	$7.86
March 31, 2004	$11.90	$7.06	$8.54
June 30, 2004	$10.40	$7.66	$9.09
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
February 23, 2007*	$26.43	$21.40	$26.12

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $26.12

Protection level: 80.00%

Protection price: $20.90

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.284839

Coupon: 14.00% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.000%	100.00%
+90%	7.000%	90.00%
+80%	7.000%	80.00%
+70%	7.000%	70.00%
+60%	7.000%	60.00%
+50%	7.000%	50.00%
+40%	7.000%	40.00%
+30%	7.000%	30.00%
+20%	7.000%	20.00%
+10%	7.000%	10.00%
+5%	7.000%	5.00%

0%	7.000%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.000%	2.00%	-5.00%
-10%	7.000%	-3.00%	-10.00%
-20%	7.000%	-13.00%	-20.00%
-30%	N/A	-23.00%	-30.00%
-40%	N/A	-33.00%	-40.00%
-50%	N/A	-43.00%	-50.00%
-60%	N/A	-53.00%	-60.00%
-70%	N/A	-63.00%	-70.00%
-80%	N/A	-73.00%	-80.00%
-90%	N/A	-83.00%	-90.00%
-100%	N/A	-93.00%	-100.00%

INTERCONTINENTALEXCHANGE, INC.

From publicly available information, INTERCONTINENTALEXCHANGE, INC. (the “Company”) operates the leading electronic global futures and over-the-counter, or OTC, marketplace for trading a broad array of energy products. Currently, it is the only marketplace to offer an integrated electronic platform for side-by-side trading of energy products in both futures and OTC markets. Through its electronic trading platform, the Company’s marketplace brings together buyers and sellers of derivative and physical energy commodities contracts. The Company conducts its OTC business directly, and its futures business through its wholly-owned subsidiary, ICE Futures. ICE Futures is the largest energy futures exchange outside of North America, as measured by 2005 traded contract volumes. The Company also offers a variety of market data services for both futures and OTC markets through ICE Data, its market data subsidiary.

The linked share’s SEC file number is 1-32671

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	$43.90	$31.27	$36.35
March 31, 2006	$73.57	$36.00	$69.05
June 30, 2006	$82.35	$45.27	$57.94
September 29, 2006	$77.90	$51.77	$75.07
December 29, 2006	$113.85	$72.15	$107.90
February 23, 2007*	$167.00	$109.00	$161.94

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ICE

Initial price: $161.94

Protection level: 75.00%

Protection price: $121.46

Physical delivery amount: 6 ($1,000/Initial price)

Fractional shares: 0.175127

Coupon: 14.50% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.250%	100.00%
+90%	7.250%	90.00%
+80%	7.250%	80.00%
+70%	7.250%	70.00%
+60%	7.250%	60.00%
+50%	7.250%	50.00%
+40%	7.250%	40.00%
+30%	7.250%	30.00%
+20%	7.250%	20.00%
+10%	7.250%	10.00%
+5%	7.250%	5.00%

0%	7.250%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.250%	2.25%	-5.00%
-10%	7.250%	-2.75%	-10.00%
-20%	7.250%	-12.75%	-20.00%
-30%	N/A	-22.75%	-30.00%
-40%	N/A	-32.75%	-40.00%
-50%	N/A	-42.75%	-50.00%
-60%	N/A	-52.75%	-60.00%
-70%	N/A	-62.75%	-70.00%
-80%	N/A	-72.75%	-80.00%
-90%	N/A	-82.75%	-90.00%
-100%	N/A	-92.75%	-100.00%

Lam Research Corporation

According to publicly available information, Lam Research Corporation (the “Company”), a Delaware corporation, was founded in 1980 and is headquartered in Fremont, California. The mailing address for its principal executive offices is 4650 Cushing Parkway, Fremont, California 94538

The Company designs, manufactures, markets, and services semiconductor processing equipment used in the fabrication of integrated circuits and are recognized as a major provider of such equipment to the worldwide semiconductor industry. Semiconductor wafers are subjected to a complex series of process steps that result in the simultaneous creation of many individual integrated circuits. The Company’s products selectively remove portions of various films from the wafer in the creation of semiconductors. The Company leverages its expertise in these areas to develop intellectual property (IP) for integrated processing solutions.

The linked share’s SEC file number is 000-12933

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$30.13	$14.19	$23.75
June 29, 2001	$33.76	$19.38	$29.65
September 28, 2001	$30.80	$14.73	$16.95
December 31, 2001	$25.82	$15.37	$23.22
March 29, 2002	$29.74	$20.52	$29.32
June 28, 2002	$29.98	$16.63	$17.98
September 30, 2002	$18.60	$8.61	$8.90
December 31, 2002	$17.31	$6.63	$10.80
March 31, 2003	$14.38	$10.70	$11.39
June 30, 2003	$20.20	$10.77	$18.21
September 30, 2003	$26.76	$17.59	$22.15
December 31, 2003	$33.83	$22.41	$32.30
March 31, 2004	$35.50	$22.52	$25.21
June 30, 2004	$27.50	$20.92	$26.80
September 30, 2004	$26.72	$19.71	$21.88
December 31, 2004	$29.70	$21.25	$28.91
March 31, 2005	$32.25	$25.35	$28.86
June 30, 2005	$31.78	$24.24	$28.94
September 30, 2005	$32.60	$27.77	$30.47
December 30, 2005	$39.18	$29.73	$35.68
March 31, 2006	$48.57	$35.44	$43.00
June 30, 2006	$53.74	$41.54	$46.62
September 29, 2006	$47.46	$36.66	$45.33
December 29, 2006	$56.81	$43.68	$50.62
February 23, 2007*	$54.68	$43.33	$45.79

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LRCX

Initial price: $45.79

Protection level: 80.00%

Protection price: $36.63

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.838829

Coupon: 14.50% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.250%	100.00%
+90%	7.250%	90.00%
+80%	7.250%	80.00%
+70%	7.250%	70.00%
+60%	7.250%	60.00%
+50%	7.250%	50.00%
+40%	7.250%	40.00%
+30%	7.250%	30.00%
+20%	7.250%	20.00%
+10%	7.250%	10.00%
+5%	7.250%	5.00%

0%	7.250%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.250%	2.25%	-5.00%
- 10%	7.250%	-2.75%	-10.00%
- 20%	7.250%	-12.75%	-20.00%
- 30%	N/A	-22.75%	-30.00%
- 40%	N/A	-32.75%	-40.00%
- 50%	N/A	-42.75%	-50.00%
- 60%	N/A	-52.75%	-60.00%
- 70%	N/A	-62.75%	-70.00%
- 80%	N/A	-72.75%	-80.00%
- 90%	N/A	-82.75%	-90.00%
- 100%	N/A	-92.75%	-100.00%

LSI Logic Corporation

From publicly available information, LSI Logic Corporation (the “Company”) designs, develops, and markets complex, high-performance semiconductors and storage systems. In 2005, its operations were organized in four markets: communications, consumer products, storage components and storage systems. On March 6, 2006, the Company announced our plans to focus our business growth opportunities in the information storage and consumer markets.

The Company offers integrated circuit products, board-level products, and software for use in consumer applications, high-performance storage controllers, enterprise hard disk controllers, and systems for storage area networks. Its integrated circuits are also used in a wide range of communication devices.

The Company operates in two segments — the Semiconductor segment and the Storage Systems segment — in which it offers products and services for a variety of electronic systems applications. Its products are marketed primarily to original equipment manufacturers (“OEMs”) that sell products to our target markets.

The linked share’s SEC file number is 001-10317.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$26.08	$14.80	$15.73
June 29, 2001	$22.76	$13.65	$18.80
September 28, 2001	$25.05	$9.80	$11.75
December 31, 2001	$19.77	$10.55	$15.78
March 29, 2002	$18.59	$13.70	$17.00
June 28, 2002	$17.49	$7.40	$8.75
September 30, 2002	$8.95	$6.09	$6.35
December 31, 2002	$8.85	$3.97	$5.77
March 31, 2003	$6.69	$3.78	$4.52
June 30, 2003	$8.06	$4.37	$7.08
September 30, 2003	$11.99	$7.14	$8.99
December 31, 2003	$10.47	$8.16	$8.87
March 31, 2004	$11.48	$8.53	$9.34
June 30, 2004	$9.93	$7.06	$7.62
September 30, 2004	$7.60	$4.01	$4.31
December 31, 2004	$5.83	$4.19	$5.48
March 31, 2005	$6.63	$4.92	$5.59
June 30, 2005	$8.75	$5.01	$8.49
September 30, 2005	$10.75	$8.49	$9.85
December 30, 2005	$9.99	$7.60	$8.00
March 31, 2006	$11.81	$7.97	$11.56
June 30, 2006	$11.79	$8.41	$8.95
September 29, 2006	$9.17	$7.41	$8.22
December 29, 2006	$11.08	$8.01	$9.00
February 23, 2007*	$10.67	$8.78	$9.77

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LSI

Initial price: $9.77

Protection level: 80.00%

Protection price: $7.82

Physical delivery amount: 102 ($1,000/Initial price)

Fractional shares: 0.354145

Coupon: 12.00% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.000%	100.00%
+90%	6.000%	90.00%
+80%	6.000%	80.00%
+70%	6.000%	70.00%
+60%	6.000%	60.00%
+50%	6.000%	50.00%
+40%	6.000%	40.00%
+30%	6.000%	30.00%
+20%	6.000%	20.00%
+10%	6.000%	10.00%
+5%	6.000%	5.00%

0%	6.000%	0.00%

	Protection Price Ever Breached?

	NO	YES
-5%	6.000%	1.00%	-5.00%
-10%	6.000%	-4.00%	-10.00%
-20%	6.000%	-14.00%	-20.00%
-30%	N/A	-24.00%	-30.00%
-40%	N/A	-34.00%	-40.00%

-50%	N/A	-44.00%	-50.00%
-60%	N/A	-54.00%	-60.00%
-70%	N/A	-64.00%	-70.00%
-80%	N/A	-74.00%	-80.00%
-90%	N/A	-84.00%	-90.00%
-100%	N/A	-94.00%	-100.00%

Lawson Software, Inc.

According to publicly available information, Lawson Software, Inc. (the “Company”) provides business application software, services and support to specific markets including healthcare, retail, financial services (banking, insurance and other financial services), education, local/state governments and professional services.

The Company’s software includes financials, human resources, procurement, healthcare supply chain, distribution, retail operations, service process optimization, and enterprise performance management applications designed to help manage, analyze and improve its clients’ businesses.

Founded in 1975, the Company has more than 2,000 clients. It generates revenue through license fees, fees for consulting, training and implementation services, and fees for client support and maintenance. The Company markets and sells its software and services primarily through a direct sales force, which is augmented by channel partners and resellers outside of the United States and Canada.

Lawson Software is a Delaware corporation. Its principal executive office is located at 380 Saint Peter Street, St. Paul, Minnesota 55102-1302.

The Linkd Share’s SEC file number is 000-33335.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	$18.30	$15.16	$15.75
March 29, 2002	$17.61	$9.00	$12.00
June 28, 2002	$11.98	$3.84	$5.77
September 30, 2002	$5.90	$3.00	$3.54
December 31, 2002	$5.95	$3.04	$5.75
March 31, 2003	$7.26	$3.97	$4.64
June 30, 2003	$7.94	$4.62	$7.77
September 30, 2003	$8.70	$6.09	$7.09
December 31, 2003	$8.90	$6.97	$8.23
March 31, 2004	$10.30	$7.55	$8.30
June 30, 2004	$8.64	$6.48	$7.08
September 30, 2004	$7.26	$4.95	$5.60
December 31, 2004	$7.09	$5.40	$6.87
March 31, 2005	$7.09	$5.51	$5.90
June 30, 2005	$5.99	$4.85	$5.15
September 30, 2005	$7.08	$5.17	$6.94
December 30, 2005	$8.10	$6.68	$7.35
March 31, 2006	$8.25	$7.10	$7.67
June 30, 2006	$7.85	$6.16	$6.70
September 29, 2006	$7.91	$5.39	$7.25
December 29, 2006	$8.20	$7.00	$7.39
February 23, 2007*	$8.79	$6.61	$8.47

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LWSN

Initial price: $8.47

Protection level: 80.00%

Protection price: $6.78

Physical delivery amount: 118 ($1,000/Initial price)

Fractional shares: 0.063754

Coupon: 10.00% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.000%	100.00%
+90%	5.000%	90.00%
+80%	5.000%	80.00%
+70%	5.000%	70.00%
+60%	5.000%	60.00%
+50%	5.000%	50.00%
+40%	5.000%	40.00%
+30%	5.000%	30.00%
+20%	5.000%	20.00%
+10%	5.000%	10.00%
+5%	5.000%	5.00%

0%	5.000%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.000%	0.00%	-5.00%

-10%	5.000%	-5.00%	-10.00%
-20%	5.000%	-15.00%	-20.00%
-30%	N/A	-25.00%	-30.00%
-40%	N/A	-35.00%	-40.00%
-50%	N/A	-45.00%	-50.00%
-60%	N/A	-55.00%	-60.00%
-70%	N/A	-65.00%	-70.00%
-80%	N/A	-75.00%	-80.00%
-90%	N/A	-85.00%	-90.00%
-100%	N/A	-95.00%	-100.00%

The Nasdaq Stock Market, Inc.

According to publicly available information, The Nasdaq Stock Market, Inc. (the “Company”) is a provider of securities listing, trading, and information products and services. The Company operates The Nasdaq Stock Market. As of December 31, 2005, the Company was home to approximately 3,200 listed companies with a combined market capitalization of over $3.8 trillion. The Company also operates The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national stock exchanges. The Company was founded in 1971 as a wholly-owned subsidiary of National Association of Securities Dealers, Inc., or NASD, which operates subject to the oversight of the U.S. Securities and Exchange Commission. On January 13, 2006, the SEC approved the Company’s application for registration as a national securities exchange.

The Linked Share’s SEC file number is 000-32651.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	$11.86	$9.35	$10.70
June 30, 2005	$20.00	$9.81	$18.86
September 30, 2005	$25.75	$18.80	$25.35
December 30, 2005	$45.23	$25.40	$35.18
March 31, 2006	$46.70	$34.83	$40.04
June 30, 2006	$44.63	$23.91	$29.90
September 29, 2006	$32.49	$25.34	$30.24
December 29, 2006	$42.37	$28.90	$30.79
February 23, 2007*	$37.45	$30.52	$32.31

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NDAQ

Initial price: $32.31

Protection level: 80.00%

Protection price: $25.85

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.950170

Coupon: 15.00% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.500%	100.00%
+90%	7.500%	90.00%
+80%	7.500%	80.00%
+70%	7.500%	70.00%
+60%	7.500%	60.00%
+50%	7.500%	50.00%
+40%	7.500%	40.00%
+30%	7.500%	30.00%
+20%	7.500%	20.00%
+10%	7.500%	10.00%
+5%	7.500%	5.00%

0%	7.500%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.500%	2.50%	-5.00%
-10%	7.500%	-2.50%	-10.00%
-20%	7.500%	-12.50%	-20.00%
-30%	N/A	-22.50%	-30.00%
-40%	N/A	-32.50%	-40.00%
-50%	N/A	-42.50%	-50.00%
-60%	N/A	-52.50%	-60.00%
-70%	N/A	-62.50%	-70.00%
-80%	N/A	-72.50%	-80.00%
-90%	N/A	-82.50%	-90.00%
-100%	N/A	-92.50%	-100.00%

Nuance Communications, Inc.

From publicly available information, Nuance Communications, Inc. (the “Company”) is a leading provider of speech and imaging solutions for businesses and consumers around the world. The Company delivers technologies and services as an independent application or as part of a larger integrated system. Today, the Company offers the world’s largest portfolio of speech and imaging products backed by the expertise of its professional services organization and a partner network. The Company markets and distributes its products indirectly through a global network of resellers comprising system integrators, independent software vendors, value-added resellers, hardware vendors, telecommunications carriers and distributors; and directly to businesses and consumers through a dedicated direct sales force and our e-commerce website.

The Linked Share’s SEC file number is 000-27038.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$1.81	$0.44	$0.69
June 29, 2001	$1.70	$0.50	$1.23
September 28, 2001	$1.75	$1.15	$1.41
December 31, 2001	$5.75	$1.30	$4.30
March 29, 2002	$6.00	$2.88	$5.89
June 28, 2002	$8.85	$5.30	$7.40
September 30, 2002	$7.94	$3.15	$3.30
December 31, 2002	$7.77	$3.16	$5.20
March 31, 2003	$6.50	$3.81	$4.50
June 30, 2003	$6.54	$4.45	$5.43
September 30, 2003	$5.98	$3.32	$4.19
December 31, 2003	$6.50	$4.15	$5.32
March 31, 2004	$6.36	$4.63	$5.59
June 30, 2004	$5.84	$4.58	$4.95
September 30, 2004	$5.00	$3.61	$4.08
December 31, 2004	$4.51	$3.25	$4.19
March 31, 2005	$4.79	$3.43	$3.72
June 30, 2005	$4.60	$3.42	$3.78
September 30, 2005	$5.38	$3.74	$5.33
December 30, 2005	$7.89	$4.60	$7.63
March 31, 2006	$12.04	$7.41	$11.81
June 30, 2006	$13.48	$7.37	$10.06
September 29, 2006	$10.38	$6.94	$8.17
December 29, 2006	$12.07	$7.65	$11.46
February 23, 2007*	$15.16	$11.01	$15.07

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUAN

Initial price: $15.07

Protection level: 80.00%

Protection price: $12.06

Physical delivery amount: 66 ($1,000/Initial price)

Fractional shares: 0.357001

Coupon: 14.25% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.125%	100.00%
+90%	7.125%	90.00%
+80%	7.125%	80.00%
+70%	7.125%	70.00%
+60%	7.125%	60.00%
+50%	7.125%	50.00%
+40%	7.125%	40.00%
+30%	7.125%	30.00%
+20%	7.125%	20.00%
+10%	7.125%	10.00%
+5%	7.125%	5.00%

0%	7.125%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.125%	2.13%	-5.00%
-10%	7.125%	-2.88%	-10.00%
-20%	7.125%	-12.88%	-20.00%
-30%	N/A	-22.88%	-30.00%
-40%	N/A	-32.88%	-40.00%
-50%	N/A	-42.88%	-50.00%
-60%	N/A	-52.88%	-60.00%
-70%	N/A	-62.88%	-70.00%
-80%	N/A	-72.88%	-80.00%
-90%	N/A	-82.88%	-90.00%
-100%	N/A	-92.88%	-100.00%

NYSE Group, Inc.

According to publicly available information, NYSE Group, Inc. (the “Company”) was organized on May 2, 2005. The Company is the parent company of New York Stock Exchange LLC, a New York limited liability company (which is the successor to New York Stock Exchange, Inc.), and Archipelago Holdings, Inc. The Company is a holding company that, through its subsidiaries, operates and regulates two securities exchanges: the NYSE and NYSE Arca. It is the leading provider of securities listing, trading and information products and services. Although the trading platforms of the NYSE and NYSE Arca currently operate separately, the Company is actively integrating certain of their activities to achieve revenue and cost synergies. For the fiscal year ended December 31, 2005, the Company generated $1.7 billion in revenues and approximately $90 million in income from continuing operations.

The Linked Share’s SEC file number is 001-32829

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	$90.25	$66.99	$79.25
June 30, 2006	$80.45	$48.65	$68.48
September 29, 2006	$74.83	$56.05	$74.75
December 29, 2006	$112.00	$71.40	$97.20
February 23, 2007*	$109.49	$85.25	$91.35

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NYX

Initial price: $91.35

Protection level: 80.00%

Protection price: $73.08

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.946907

Coupon: 14.75% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.375%	100.00%
+90%	7.375%	90.00%
+80%	7.375%	80.00%
+70%	7.375%	70.00%
+60%	7.375%	60.00%
+50%	7.375%	50.00%
+40%	7.375%	40.00%
+30%	7.375%	30.00%
+20%	7.375%	20.00%
+10%	7.375%	10.00%
+5%	7.375%	5.00%

0%	7.375%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.375%	2.38%	-5.00%
-10%	7.375%	-2.63%	-10.00%
-20%	7.375%	-12.63%	-20.00%
-30%	N/A	-22.63%	-30.00%
-40%	N/A	-32.63%	-40.00%
-50%	N/A	-42.63%	-50.00%
-60%	N/A	-52.63%	-60.00%
-70%	N/A	-62.63%	-70.00%
-80%	N/A	-72.63%	-80.00%
-90%	N/A	-82.63%	-90.00%
-100%	N/A	-92.63%	-100.00%

Sepracor Inc.

According to publicly available information, Sepracor Inc. (the “Company”) is a research-based pharmaceutical company focused on the discovery, development and commercialization of differentiated products that address large and growing markets, unmet medical needs, and are prescribed principally by primary care physicians. Its proprietary compounds are either (i) single isomers or active metabolites of existing drugs, or (ii) new chemical entities that are unrelated to marketed drugs. The Company’s drug research and development program has yielded a portfolio of drugs and drug candidates intended to treat a broad range of indications. It is currently concentrating its product development efforts in two therapeutic areas: respiratory disease and central nervous system disorders.

The Linked Share’s SEC file number is 000-19410

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$81.88	$24.81	$32.00
June 29, 2001	$46.20	$23.45	$39.80
September 28, 2001	$46.28	$30.00	$35.90
December 31, 2001	$60.05	$35.10	$57.06
March 29, 2002	$57.25	$17.15	$19.40
June 28, 2002	$19.75	$7.92	$9.55
September 30, 2002	$10.55	$3.90	$5.24
December 31, 2002	$10.70	$4.86	$9.67
March 31, 2003	$14.94	$9.72	$13.54
June 30, 2003	$29.11	$13.56	$18.03
September 30, 2003	$32.78	$17.50	$27.54
December 31, 2003	$31.31	$21.96	$23.93
March 31, 2004	$49.57	$24.07	$48.10
June 30, 2004	$54.06	$41.89	$52.90
September 30, 2004	$53.54	$39.85	$48.78
December 31, 2004	$59.96	$41.83	$59.37
March 31, 2005	$66.55	$53.25	$57.41
June 30, 2005	$63.75	$54.68	$60.01
September 30, 2005	$60.84	$48.58	$58.99
December 30, 2005	$60.43	$51.35	$51.60
March 31, 2006	$60.20	$47.22	$48.81
June 30, 2006	$60.75	$42.35	$57.14
September 29, 2006	$57.40	$43.84	$48.44
December 29, 2006	$62.88	$47.75	$61.58
February 23, 2007*	$63.24	$52.83	$53.86

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SEPR

Initial price: $53.86

Protection level: 80.00%

Protection price: $43.09

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.566654

Coupon: 11.00% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.500%	100.00%
+90%	5.500%	90.00%
+80%	5.500%	80.00%
+70%	5.500%	70.00%
+60%	5.500%	60.00%
+50%	5.500%	50.00%
+40%	5.500%	40.00%
+30%	5.500%	30.00%
+20%	5.500%	20.00%
+10%	5.500%	10.00%
+5%	5.500%	5.00%

0%	5.500%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.500%	0.50%	-5.00%
-10%	5.500%	-4.50%	-10.00%
-20%	5.500%	-14.50%	-20.00%
-30%	N/A	-24.50%	-30.00%
-40%	N/A	-34.50%	-40.00%
-50%	N/A	-44.50%	-50.00%
-60%	N/A	-54.50%	-60.00%
-70%	N/A	-64.50%	-70.00%
-80%	N/A	-74.50%	-80.00%
-90%	N/A	-84.50%	-90.00%
-100%	N/A	-94.50%	-100.00%

SiRF TECHNOLOGY HOLDINGS, INC.

According to publicly available information, SiRF TECHNOLOGY HOLDINGS, INC. is are a leading supplier of Global Positioning System, or GPS, semiconductor solutions designed to provide location awareness capabilities in high-volume mobile consumer and commercial applications. Location awareness capabilities allow a user to determine and use location information to gain access to applications and services, such as navigation or roadside assistance, and may be combined with wireless connectivity to enable a range of tracking and location applications, such as child and asset locators. Its products use the Global Positioning System, which is a system of satellites designed to provide longitude, latitude and time information to GPS-enabled devices virtually anywhere in the world. It offers a broad range of GPS chip sets and premium software products for high-volume GPS markets.

The linked share’s SEC file number is 000-50669

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	$18.76	$11.96	$13.07
September 30, 2004	$15.72	$8.80	$14.23
December 31, 2004	$15.01	$10.41	$12.72
March 31, 2005	$12.91	$9.94	$11.16
June 30, 2005	$18.07	$10.76	$17.68
September 30, 2005	$31.25	$17.00	$30.13
December 30, 2005	$31.60	$23.35	$29.80
March 31, 2006	$42.50	$28.24	$35.41
June 30, 2006	$39.95	$26.71	$32.22
September 29, 2006	$33.29	$18.21	$23.99
December 29, 2006	$32.19	$19.75	$25.52
February 23, 2007*	$34.15	$23.29	$32.83

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SIRF

Initial price: $32.83

Protection level: 70.00%

Protection price: $22.98

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.459945

Coupon: 15.25% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.625%	100.00%
+90%	7.625%	90.00%
+80%	7.625%	80.00%
+70%	7.625%	70.00%
+60%	7.625%	60.00%
+50%	7.625%	50.00%
+40%	7.625%	40.00%
+30%	7.625%	30.00%
+20%	7.625%	20.00%
+10%	7.625%	10.00%
+5%	7.625%	5.00%

0%	7.625%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.625%	2.63%	-5.00%
-10%	7.625%	-2.38%	-10.00%
-20%	7.625%	-12.38%	-20.00%
-30%	7.625%	-22.38%	-30.00%
-40%	N/A	-32.38%	-40.00%
-50%	N/A	-42.38%	-50.00%
-60%	N/A	-52.38%	-60.00%
-70%	N/A	-62.38%	-70.00%
-80%	N/A	-72.38%	-80.00%
-90%	N/A	-82.38%	-90.00%
-100%	N/A	-92.38%	-100.00%

Terex Corporation

According to publicly available information, Terex Corporation (the “Company”) is a diversified global manufacturer of capital equipment focused on delivering reliable, customer relevant solutions for the construction, infrastructure, quarry, mining, shipping, transportation, refining and utility industries. The Company operates in five business segments: (i) Terex Construction, (ii) Terex Cranes, (iii) Terex Aerial Work Platforms, (iv) Terex Materials Processing & Mining and (v) Terex Roadbuilding, Utility Products and Other. The Company’s products are manufactured at plants in North America, Europe, Australia, Asia and South America, and are sold primarily through dealers and distributors worldwide.

The Linked Share’s SEC file number is 001-10702

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$10.18	$7.25	$8.68
June 29, 2001	$12.25	$8.38	$10.60
September 28, 2001	$11.47	$7.68	$8.91
December 31, 2001	$9.50	$7.89	$8.77
March 29, 2002	$11.90	$7.50	$11.30
June 28, 2002	$13.70	$10.60	$11.25
September 30, 2002	$11.25	$8.17	$8.45
December 31, 2002	$8.91	$4.95	$5.57
March 31, 2003	$6.72	$4.75	$6.18
June 30, 2003	$10.63	$6.17	$9.76
September 30, 2003	$11.75	$8.27	$9.27
December 31, 2003	$14.82	$9.33	$14.24
March 31, 2004	$19.09	$13.03	$18.49
June 30, 2004	$19.60	$14.01	$17.07
September 30, 2004	$21.95	$15.98	$21.70
December 31, 2004	$24.12	$16.35	$23.83
March 31, 2005	$24.51	$18.82	$21.65
June 30, 2005	$22.00	$17.92	$19.70
September 30, 2005	$26.10	$19.57	$24.72
December 30, 2005	$31.22	$24.55	$29.70
March 31, 2006	$40.83	$29.58	$39.62
June 30, 2006	$51.57	$37.55	$49.35
September 29, 2006	$50.89	$37.69	$45.22
December 29, 2006	$66.52	$45.11	$64.58
February 23, 2007*	$72.03	$54.75	$71.02

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TEX

Initial price: $71.02

Protection level: 80.00%

Protection price: $56.82

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.080541

Coupon: 13.00% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.500%	100.00%
+90%	6.500%	90.00%
+80%	6.500%	80.00%
+70%	6.500%	70.00%
+60%	6.500%	60.00%
+50%	6.500%	50.00%
+40%	6.500%	40.00%
+30%	6.500%	30.00%
+20%	6.500%	20.00%
+10%	6.500%	10.00%
+5%	6.500%	5.00%

0%	6.500%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	6.500%	1.50%	-5.00%
-10%	6.500%	-3.50%	-10.00%
-20%	6.500%	-13.50%	-20.00%
-30%	N/A	-23.50%	-30.00%
-40%	N/A	-33.50%	-40.00%
-50%	N/A	-43.50%	-50.00%
-60%	N/A	-53.50%	-60.00%
-70%	N/A	-63.50%	-70.00%
-80%	N/A	-73.50%	-80.00%
-90%	N/A	-83.50%	-90.00%
-100%	N/A	-93.50%	-100.00%

Titanium Metals Corporation

Accordingly to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the only major producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$2.66	$1.69	$2.25
June 29, 2001	$3.60	$1.69	$2.50
September 28, 2001	$2.98	$0.59	$0.80
December 31, 2001	$1.18	$0.69	$1.00
March 29, 2002	$1.35	$0.81	$1.35
June 28, 2002	$1.33	$0.88	$0.88
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
February 23, 2007*	$38.54	$27.74	$38.03

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $38.03

Protection level: 80.00%

Protection price: $30.42

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.295030

Coupon: 14.50% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.250%	100.00%
+90%	7.250%	90.00%
+80%	7.250%	80.00%
+70%	7.250%	70.00%
+60%	7.250%	60.00%
+50%	7.250%	50.00%
+40%	7.250%	40.00%
+30%	7.250%	30.00%
+20%	7.250%	20.00%
+10%	7.250%	10.00%
+5%	7.250%	5.00%

0%	7.250%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.250%	2.25%	-5.00%
-10%	7.250%	-2.75%	-10.00%
-20%	7.250%	-12.75%	-20.00%
-30%	N/A	-22.75%	-30.00%
-40%	N/A	-32.75%	-40.00%
-50%	N/A	-42.75%	-50.00%
-60%	N/A	-52.75%	-60.00%
-70%	N/A	-62.75%	-70.00%
-80%	N/A	-72.75%	-80.00%
-90%	N/A	-82.75%	-90.00%
-100%	N/A	-92.75%	-100.00%

UAL Corporation

According to publicly available information, UAL Corporation (the “Company”) was incorporated under the laws of the State of Delaware on December 30, 1968. World headquarters is located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007.

The Company is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”). United’s operations, which consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad, accounted for most of UAL’s revenues and expenses in 2005. United provides these services through full-sized jet aircraft, as well as smaller aircraft in its regional operations conducted under contract by “United Express®” carriers.

United is one of the largest passenger airlines in the world with more than 3,600 flights a day to more than 200 destinations through its mainline and United Express services. United offers 1,600 average daily mainline (including Ted(SM)) departures to more than 120 destinations in 28 countries and two U.S. territories. United provides regional service connecting primarily with United’s domestic hubs through marketing relationships with United Express carriers, which provide more than 2,000 average daily departures to more than 150 destinations. United serves virtually every major market around the world, either directly or through its participation in the Star Alliance®, the world’s largest airline network.

The linked share’s SEC file number is 001-06033

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	NA	NA	NA
March 31, 2006	$43.00	$29.51	$39.93
June 30, 2006	$40.05	$26.02	$31.02
September 29, 2006	$32.17	$21.91	$26.57
December 29, 2006	$46.52	$26.79	$44.00
February 23, 2007*	$51.56	$40.90	$42.74

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 23, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UAUA

Initial price: $42.74

Protection level: 75.00%

Protection price: $32.06

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.397286

Coupon: 12.50% per annum

Maturity: August 28, 2007

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.250%	100.00%
+90%	6.250%	90.00%
+80%	6.250%	80.00%
+70%	6.250%	70.00%
+60%	6.250%	60.00%
+50%	6.250%	50.00%
+40%	6.250%	40.00%
+30%	6.250%	30.00%
+20%	6.250%	20.00%
+10%	6.250%	10.00%
+5%	6.250%	5.00%
0%	6.250%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	6.250%	1.25%	-5.00%
-10%	6.250%	-3.75%	-10.00%
-20%	6.250%	-13.75%	-20.00%
-30%	N/A	-23.75%	-30.00%
-40%	N/A	-33.75%	-40.00%
-50%	N/A	-43.75%	-50.00%
-60%	N/A	-53.75%	-60.00%
-70%	N/A	-63.75%	-70.00%
-80%	N/A	-73.75%	-80.00%
-90%	N/A	-83.75%	-90.00%
-100%	N/A	-93.75%	-100.00%